UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

611 N Nevada Street
Carson City, NV 89703
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Tuesday, August 28, 2012, Gryphon Gold Corporation (the “Registrant”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of (i) electing directors of the Registrant, (ii) ratifying the appointment of the Registrant’s independent registered public accounting firm, (iii) ratifying an increase in the number of shares of common stock available for the grant of restricted stock units under the Registrant’s 2006 Omnibus Incentive Plan from 1,000,000 to 10,000,000, and (iv) ratifying an amendment to the Articles of Incorporation increasing the authorized share capital from 250,000,000 to 500,000,000. The matters acted upon at the Annual Meeting are described in more detail in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 17, 2012, pursuant to which proxies for the Annual Meeting were solicited. The following are the final voting tallies for the Annual Meeting:

Proposal #1 – The election of the nominees to the Registrant’s Board of Directors to serve until the Registrant’s 2013 Annual Meeting of Stockholders or until successors are duly elected and qualified
James T. O’Neil Jr
Marvin K. Kaiser
Terence J. Cryan	Voted For 70,644,279 63,332,182 63,278,282	Withheld 1,677,337 8,989,434 9,043,334	Broker Non-Votes 16,431,480 16,431,480 16,431,480
Proposal #2 – The ratification of the Appointment of Independent Registered Public Accounting Firm	For 87,712,109	Against 712,102	Abstain 328,975
Proposal #3 – Approval of the Incentive Plan Share Increase	For 47,597,998	Against 24,531,800	Abstain 191,818

Each nominee for director was elected and the Registrant’s stockholders approved Proposals #2 and #3. The Chairman adjourned the meeting until Tuesday, September 4, 2012 at 5:00 pm PDT at which time Proposal #4 described in the Proxy Statement dated July 19, 2012 and any other business that may properly come before the meeting will be considered. The meeting will take place at the offices of Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV, 89703.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: September 4, 2012	By: /s/ James O’Neil
James O’Neil
Chief Executive Officer